Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No.333-121125) of Pediatrix Medical Group, Inc. of our report dated June 23, 2006 relating to the financial statements of Pediatrix Medical Group of Puerto Rico Thrift and Profit Sharing Plan, which appears in this Form 11-K.

/s/ PricewaterhouseCoopers LLP

Tampa, Florida
June 29, 2006

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